UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2020

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16285 Park Ten Place, Suite 500 Houston, TX	77084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PVAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On November 5, 2020, Penn Virginia Corporation (“Penn Virginia”) reported its third quarter 2020 earnings. For additional information regarding Penn Virginia’s third quarter 2020 earnings, please refer to Penn Virginia’s press release and investor presentation, attached to this report as Exhibits 99.1 and 99.2, respectively, which are incorporated by reference herein.

The information furnished in this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 8.01	Other Events

Solely to the extent required by law, the information set forth in Item 2.02 above is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 5, 2020.

99.2	Investor Presentation, dated November 6, 2020.

104	The cover page from Penn Virginia Corporation’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 6, 2020	PENN VIRGINIA CORPORATION

	By:	/s/ Russell T Kelley, Jr.
Russell T Kelley, Jr.
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Penn Virginia Reports Third Quarter 2020 Results

— Generated Net Cash Provided by Operating Activities of $61 Million and Free Cash Flow of $34 Million for the Third Quarter 2020 —

HOUSTON, November 5, 2020 (GLOBE NEWSWIRE) — Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced its financial and operational results for the third quarter 2020.

Recent Significant Highlights

•

Entered into strategic agreements with certain affiliates of Juniper Capital Advisors, L.P. (“Juniper”) whereby Juniper would acquire equity in Penn Virginia for (1) a cash investment of $150 million and (2) the contribution of $38.4 million of complementary oil and gas assets;

•	Generated net cash provided by operating activities of $61 million and free cash flow (“FCF”)(1) of $34 million for the third quarter of 2020;

•	Sold 18,383 barrels of oil per day (“BOPD”) and 24,295 barrels of oil equivalent per day (“BOEPD”) for the third quarter of 2020;

•	Realized oil price for the third quarter of 2020 of $48.28 per barrel including hedge settlements;

•

Reported net loss of $243 million (includes a non-cash impairment of oil and gas properties of $236 million and non-cash unrealized losses on derivatives of $7 million), or $16.03 per share, and adjusted net income(2) of $17 million, or $1.14 per diluted share, for the third quarter of 2020;

•	Generated adjusted EBITDAX(3) of $64 million for the third quarter of 2020;

•	Reduced debt by $35 million; and

•	Recorded a mark-to-market value of the Company’s commodity hedge position of approximately $27.8 million as of November 4, 2020.

“Generating free cash flow is a top priority for Penn Virginia. To achieve that goal, we continue to focus on driving down our capital costs, increasing operational efficiencies, and protecting our margins by prudent risk management,” said Darrin Henke, President and Chief Executive Officer of Penn Virginia. “During the third quarter, we generated significant free cash flow, and we judiciously used that cash to reduce our outstanding debt. Given our Gulf Coast pricing, low-cost structure, strong hedge positions, and resumption of our drilling program, we anticipate living within cash flow in the fourth quarter.”

Mr. Henke continued, “Our history of solid performance and premier asset base in the Eagle Ford make Penn Virginia an attractive investment opportunity as evidenced by the recently announced pending transaction with Juniper. Once completed, the transaction will immediately improve the Company’s balance sheet as it will allow us to more than double our equity market capitalization, pay down well over $100 million of debt, extend the maturity of our second-lien term loan by two years to September 2024, and reduce annual interest expense by an estimated 20%. We are also excited about the opportunities provided by folding in Juniper’s adjacent acreage, which includes complementary oil and gas assets that add production, cash flow, and additional drilling locations. Finally, this transaction will allow us to more effectively maneuver through a potential “lower for longer” oil price environment. As we have shown consistently throughout 2020, we strive to leverage our robust hedge book to mitigate lower oil prices while maintaining significant upside exposure to an eventual oil price recovery. We look forward to working closely with the Juniper team as we continue to focus on long-term value creation for all of our shareholders.”

Third Quarter 2020 Operating Results

Total sales volumes for the third quarter of 2020 were 2.24 MMBOE, or 24,295 BOEPD (76% crude oil). During the third quarter of 2020, the Company did not spud any wells but turned to sales five gross (4.8 net) wells.

Third Quarter 2020 Financial Results

Operating expenses were $300.0 million (includes a non-cash impairment of oil and gas properties of $236.0 million), or $134.23 per barrel of oil equivalent (“BOE”), in the third quarter of 2020. Total cash direct operating expenses, which consist of lease operating expenses (“LOE”), gathering, processing, and transportation (“GPT”) expenses, production and ad valorem taxes, and cash general and administrative (“G&A”) expenses, were $26.2 million, or $11.73 per BOE, in the third quarter of 2020. Total G&A expenses for the third quarter of 2020 were $3.84 per BOE, which included $2.7 million of non-cash share-based compensation and non-recurring organizational restructuring costs, of which $0.8 million was non-cash. For the third quarter of 2020, adjusted cash G&A expenses(4), which excludes non-cash share-based compensation and non-recurring G&A items, were $2.65 per BOE. LOE was $3.70 per BOE for the third quarter of 2020.

Net loss for the third quarter of 2020 was $243.4 million (includes a non-cash impairment of oil and gas properties of $236.0 million and non-cash unrealized losses on derivatives of $6.9 million), or $16.03 per share, compared to a net income of $54.4 million, or $3.59 per diluted share, in the third quarter of 2019. Adjusted net income(2) was $17.3 million, or $1.14 per diluted share, in the third quarter of 2020 versus $29.5 million, or $1.94 per diluted share in the third quarter of 2019.

Adjusted EBITDAX(3) was $63.7 million in the third quarter of 2020, compared to $86.7 million in the third quarter of 2019, down primarily due to the effect of lower oil sales volumes and oil prices.

During the third quarter of 2020, the Company incurred $8.0 million of capital expenditures, of which 89% was associated with drilling and completion capital.

As of September 30, 2020, the Company had a net debt to LTM Adjusted EBITDAX ratio of approximately 1.66x(5). As of October 30, 2020, the Company had $314.4 million outstanding on its credit facility and $51.2 million of liquidity.

Acreage

As of September 30, 2020, the Company had approximately 98,300 gross (86,200 net) acres. Approximately 93% of Penn Virginia’s acreage is held by production.

Outlook

The table below sets forth the Company’s operational and financial guidance:

4Q 2020
Sales (BOPD)	15,000 – 17,000

D&C Capital Expenditures (millions)	$35 – $39

D&C capital expenditure guidance anticipates spudding approximately 8.5 net wells and completing approximately four net wells. Turn-in line dates may not occur until the beginning of the first quarter of 2021. The Company will monitor the commodity price environment, given recent volatility, and may revise its capital spending plans.

Third Quarter 2020 Conference Call

A conference call and webcast discussing third quarter 2020 financial and operational results is scheduled for Friday, November 6, 2020 at 10:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (844) 707-6931 (international: (412) 317-9248) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes before the scheduled start time to download supporting materials and install audio software, as necessary. The webcast can also be accessed at https://services.choruscall.com/links/pvc201106.html.

An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from November 6, 2020 through November 13, 2020 by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 10149126.

Juniper Transaction Overview

On November 2, 2020, Penn Virginia entered into agreements with Juniper whereby Juniper would acquire 59% of the equity in Penn Virginia’s new structure in exchange for: (1) a cash investment of $150 million at $8.75 per share, a 13% premium to the Company’s closing share price on November 2, 2020 and (2) a contribution of complementary oil and gas assets valued at approximately $38.4 million. Juniper will make its investment in Penn Virginia through an up-C structure, which will be implemented at the closing of the transaction. As part of the transaction, Juniper will be restricted from selling any of its equity securities in Penn Virginia for six months following the closing of the transaction.

Penn Virginia expects to use $50.0 million of the cash proceeds to pay down and restructure its second-lien term loan (balance of $200.0 million as of October 30, 2020), with the balance of the cash proceeds used to significantly reduce the amount outstanding under the Company’s credit facility (balance of $314.4 million as of October 30, 2020) and to pay transaction fees and expenses.

Following the closing, Edward Geiser, Juniper’s Managing Partner, will serve as Penn Virginia’s Chairman of the Board, and Juniper will appoint four additional members to the nine-member Board. Darrin Henke, Penn Virginia’s President and Chief Executive Officer, and the other members of Penn Virginia’s senior management are expected to continue in their roles, and the Company’s current directors, including Mr. Henke, will remain on the Board immediately following the closing.

In connection with the closing of the transaction, holders of Penn Virginia’s second-lien term loan have agreed to extend the maturity date from September 2022 to September 2024, in addition to other modifications to the term loan agreement.

The transaction is expected to close in the first quarter of 2021, subject to the satisfaction of customary closing conditions, including obtaining the requisite shareholder and regulatory approvals as well as approval under the Company’s revolving credit facility. For additional information, please read the Company’s Current Report on Form 8-K filed on November 5, 2020.

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, natural gas liquids, or NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

Cautionary Statements Regarding Guidance

The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas, and NGLs, impact of hedges, available liquidity, indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Penn Virginia expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, (1) Penn Virginia’s future production and capital expenditures, its ability to maintain low cost structure, the impact of Gulf Coast pricing, the benefits of its hedge positions and resumption of the drilling program, and its ability to manage leverage and operate within cash flow, and (2) statements regarding the transactions with Juniper described herein (the “Transaction”) and pro forma descriptions of the post-Transaction company and its operations, integration, debt levels, acreage, well performance, development plans, per unit costs, ability to maintain production within cash flow, production, cash flows, synergies, opportunities and anticipated future performance. Pro forma information should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; the ability to successfully integrate the assets to be acquired in the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the contribution agreements related to the Transaction; the possibility that shareholders of Penn Virginia may not approve the issuance of equity in the Transaction or there may be a delay in receiving expected shareholder approval; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Penn Virginia’s common stock; the risk that changes in Penn Virginia’s capital structure and governance, including its status as a controlled company, could have adverse effects on the market value of its securities; the ability of Penn Virginia to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers and on Penn Virginia’s operating results and business generally; the risk the pending Transaction could distract management from ongoing business operations or cause Penn Virginia to incur substantial costs; the risk that the expanded acreage footprint does not allow for longer laterals, lower per unit operating expenses, and increased number of wells per pad as expected; the ability of Penn Virginia to develop drilling locations, which do not represent oil and gas reserves, into production or proved reserves; the risk that Penn Virginia may be unable to reduce expenses or access financing or liquidity; the risk that the Company does not realize expected benefits of its hedges; the impact of the COVID-19 pandemic, the related economic downturn and the related substantial decline in demand for oil and natural gas; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Penn Virginia’s control, including those detailed in Penn Virginia’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on Penn Virginia’s website at www.pennvirginia.com and on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. All forward-looking statements are based on assumptions that Penn Virginia believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Penn Virginia undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, Penn Virginia will file a proxy statement and other documents with the SEC. Investors and security holders are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information regarding the Transaction.

A definitive proxy statement will be sent to shareholders of Penn Virginia relating to the approval of, among other things, the issuance of Penn Virginia equity securities in the Transaction. This communication is not a substitute for any proxy statement or any other document which Penn Virginia may file with the SEC in connection with the proposed Transaction.

INVESTORS AND SECURITY HOLDERS OF PENN VIRGINIA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Penn Virginia with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) and such other documents relating to Penn Virginia may also be obtained free-of-charge by directing a request to Penn Virginia, Attn: Clay Jeansonne, 16285 Park Ten Place, Suite 500, Houston, TX 77084, or from Penn Virginia’s website, www.pennvirginia.com.

Penn Virginia and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement when it is filed with the SEC. Information about Penn Virginia’s executive officers and directors can be found in the above-referenced proxy statement when it becomes available and in Penn Virginia’s proxy statement relating to its 2020 Annual Meeting of Shareholders filed with the SEC on April 7, 2020 and Penn Virginia’s Current Report on Form 8-K filed with the SEC on August 21, 2020.

Footnotes

1)

Free cash flow is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

2)

Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

3)

Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release. Also please read “Special Note about Presentation” regarding a change in the definition of Adjusted EBITDAX effective with third quarter of 2020.

4)

Adjusted Cash G&A expense is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

5)	Net Debt to LTM Adjusted EBITDAX is a ratio of the Company’s Net Debt to LTM Adjusted EBITDAX, which are non-GAAP measures defined and reconciled at the end of this release.

PENN VIRGINIA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

and SELECTED OPERATING STATISTICS - unaudited

(in thousands, except per share, production and price data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenues
Crude oil	$63,227	$41,197	$110,618	$190,732	$319,461
Natural gas liquids (NGLs)	2,824	1,578	3,546	6,295	12,596
Natural gas	2,563	2,020	4,215	7,273	13,782

Total product revenues	68,614	44,795	118,379	204,300	345,839
Gain on sales of assets, net	—	8	77	14	118
Other revenues, net	797	679	848	1,958	1,342

Total revenues	69,411	45,482	119,304	206,272	347,299

Operating expenses
Lease operating	8,275	9,094	11,868	27,901	33,234
Gathering, processing and transportation	5,760	5,593	6,600	16,797	16,937
Production and ad valorem taxes	4,368	2,630	7,401	13,152	20,672
General and administrative	7,810	7,035	5,830	21,219	17,072

Total cash direct operating expenses	26,213	24,352	31,699	79,069	87,915
Share-based compensation - equity classified awards	775	951	1,046	2,582	3,101
Depreciation, depletion and amortization	37,038	37,135	46,519	114,891	129,687
Impairments of oil and gas properties	235,989	35,509	—	271,498	—

Total operating expenses	300,015	97,947	79,264	468,040	220,703
Operating income (loss)	(230,604)	(52,465)	40,040	(261,768)	126,596
Other income (expense)
Interest expense, net	(7,497)	(8,536)	(8,736)	(24,213)	(27,270)
Derivatives	(6,891)	(34,349)	24,248	109,879	(30,166)
Other, net	21	(55)	(248)	(42)	(134)

Income (loss) before income taxes	(244,971)	(95,405)	55,304	(176,144)	69,026
Income tax benefit (expense)	1,558	690	(942)	1,110	(1,736)

Net income (loss)	$(243,413)	$(94,715)	$54,362	$(175,034)	$67,290

Net income (loss) per share:
Basic	$(16.03)	$(6.24)	$3.60	$(11.54)	$4.45
Diluted	$(16.03)	$(6.24)	$3.59	$(11.54)	$4.44

Weighted average shares outstanding:
Basic	15,183	15,167	15,110	15,168	15,105
Diluted	15,183	15,167	15,160	15,168	15,165

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Sales Volumes
Crude oil (MBbls)	1,691	1,719	1,937	5,291	5,409
NGLs (MBbls)	307	303	415	917	1,119
Natural gas (MMcf)	1,421	1,311	1,899	4,206	5,377
Total (MBOE)	2,235	2,240	2,668	6,909	7,425
Average sales volumes (BOEPD)	24,295	24,617	29,003	25,214	27,196
Prices
Crude oil ($ per Bbl)	$37.39	$23.97	$57.12	$36.05	$59.06
NGLs ($ per Bbl)	$9.20	$5.21	$8.54	$6.86	$11.25
Natural gas ($ per Mcf)	$1.80	$1.54	$2.22	$1.73	$2.56
Aggregate ($ per BOE)	$30.70	$20.00	$44.37	$29.57	$46.58
Prices - Adjusted for derivative settlements
Crude oil ($ per Bbl)	$48.28	$50.37	$56.71	$51.05	$57.38
Natural gas ($ per Mcf)	$1.88	$1.79	$2.22	$1.86	$2.56
Aggregate ($ per BOE)	$38.99	$40.41	$44.07	$41.14	$45.36

PENN VIRGINIA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited

(in thousands)

	September 30,	December 31,
	2020	2019
Assets
Current assets	$109,796	$88,339
Net property and equipment	835,500	1,120,425
Other noncurrent assets	7,878	9,474

Total assets	$953,174	$1,218,238

Liabilities and shareholders’ equity
Current liabilities	71,206	129,274
Other noncurrent liabilities	15,378	13,191
Total long-term debt, net	518,858	555,028
Total shareholders’ equity	347,732	520,745

Total liabilities and shareholders’ equity	$953,174	$1,218,238

PENN VIRGINIA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Cash flows from operating activities
Net income (loss)	$(243,413)	$(94,715)	$54,362	$(175,034)	$67,290
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	37,038	37,135	46,519	114,891	129,687
Impairments of oil and gas properties	235,989	35,509	—	271,498	—
Derivative contracts:
Net (gains) losses	6,891	34,349	(24,248)	(109,879)	30,166
Cash settlements and premiums received (paid), net	6,418	59,146	(423)	65,295	(4,330)
Deferred income tax (benefit) expense	(1,565)	(786)	942	(31)	2,972
Gain on sales of assets, net	—	(8)	(77)	(14)	(118)
Non-cash interest expense	799	1,714	796	3,336	2,544
Share-based compensation (equity-classified)	775	951	1,046	2,582	3,101
Other, net	9	6	13	23	39
Changes in operating assets and liabilities	17,887	(16,879)	10,921	17,056	12,862

Net cash provided by operating activities	60,828	56,422	89,851	189,723	244,213

Cash flows from investing activities
Acquisitions, net	—	—	(5,956)	—	(5,956)
Capital expenditures	(26,183)	(50,812)	(115,792)	(139,010)	(291,733)
Proceeds from sales of assets, net	—	8	186	83	215

Net cash used in investing activities	(26,183)	(50,804)	(121,562)	(138,927)	(297,474)

Cash flows from financing activities
Proceeds from credit facility borrowings	5,000	—	30,400	51,000	62,400
Repayment of credit facility borrowings	(40,000)	(40,000)	—	(89,000)	(13,000)
Debt issuance costs paid	(6)	(72)	(98)	(78)	(2,616)
Other, net	(1,068)	1,068	—	—	—

Net cash provided by (used in) financing activities	(36,074)	(39,004)	30,302	(38,078)	46,784

Net increase (decrease) in cash and cash equivalents	(1,429)	(33,386)	(1,409)	12,718	(6,477)
Cash and cash equivalents - beginning of period	21,945	55,331	12,796	7,798	17,864

Cash and cash equivalents - end of period	$20,516	$21,945	$11,387	$20,516	$11,387

PENN VIRGINIA CORPORATION

CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Special Note About Presentation

Effective with our reporting for the period ended September 30, 2020, and for future periods, the Company is changing the manner in which settlements from interest rate swap derivatives are presented in the Non-GAAP financial measure “Adjusted EBITDAX.” Previously, our presentation of such interest rate swap settlements were commingled with commodity derivative settlements in the caption titled “Realized settlements, net.” Because these interest rate swap derivative financial instruments represent hedges of the interest expense attributable to our variable-rate debt instruments, we believe that the related gain or loss on our Consolidated Statements of Operations should be treated similarly to the exclusion of interest expense in the determination of “Adjusted EBITDAX.” In order to mitigate the potential for any confusion and to align our reporting with what we believe to be the dominant presentation methodology regarding such Non-GAAP financial metrics in our industry, which is also consistent with the treatment afforded such derivative financial instruments in our debt agreements, we will exclude the effect of such settlements in our Non-GAAP financial measure “Adjusted EBITDAX”. We have applied the aforementioned presentation methodology to all prior periods presented herein.

Effective with our reporting for the period ended March 31, 2020, and for future periods, the Company is changing the manner in which settlements from derivatives are presented in the Non-GAAP financial measures “Adjusted net income” and “Adjusted EBITDAX.” Previously, our presentations of such settlements were based upon the actual amount of cash paid or received during the periods presented. Because derivative financial instruments settle in cash during the month immediately following the month for which the underlying production is hedged, there exists a potential for confusion regarding our actual derivative-adjusted financial performance in the reporting period. In order to mitigate the potential for any confusion and to align our reporting with what we believe to be the dominant presentation methodology regarding such Non-GAAP financial metrics in our industry, we will present our oil derivative settlements in our Non-GAAP financial measures “Adjusted net income” and “Adjusted EBITDAX” on a realized basis whereby such settlements are matched to the periods for which the underlying production is hedged. We have applied the aforementioned presentation methodology to all prior periods presented herein.

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”

Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to include net realized settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, impairments of oil and gas properties, net gains and losses on the sales of assets, acquisition, divestiture and strategic transaction costs, organizational restructuring, including severance, other net items and income tax effect of adjustments. We believe that Non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income non-GAAP is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
	(in thousands, except per share amounts)
Net income (loss)	$(243,413)	$(94,715)	$54,362	$(175,034)	$67,290
Adjustments for derivatives:
Net losses (gains)	6,891	34,349	(24,248)	(109,879)	30,166
Realized settlements, net	17,623	45,285	(788)	78,607	(9,061)
Impairments of oil and gas properties	235,989	35,509	—	271,498	—
Gain on sales of assets, net	—	(8)	(77)	(14)	(118)
Acquisition, divestiture and strategic transaction costs	525	—	—	525	800
Organizational restructuring, including severance	1,372	—	—	1,372	—
Other, net	—	—	228	—	228
Income tax effect of adjustments	(1,669)	(833)	—	(1,526)	—

Adjusted net income	$17,318	$19,587	$29,477	$65,549	$89,305

Net income (loss), per diluted share	$(16.03)	$(6.24)	$3.59	$(11.54)	$4.44

Adjusted net income, per diluted share	$1.14	$1.29	$1.94	$4.32	$5.89

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX”

Adjusted EBITDAX represents net income (loss) before interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, divestiture and strategic transaction costs, and organizational restructuring, including severance and other items. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

	Three Months Ended			LTM Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020
	(in thousands, except per unit amounts)
Net income (loss)	$(243,413)	$(94,715)	$54,362	$(171,735)
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense, net	7,497	8,536	8,736	32,754
Income tax (benefit) expense	(1,558)	(690)	942	(709)
Impairments of oil and gas properties	235,989	35,509	—	271,498
Depreciation, depletion and amortization	37,038	37,135	46,519	159,773
Share-based compensation expense (equity-classified)	775	951	1,046	3,563
(Gain) loss on sales of assets, net	—	(8)	(77)	99
Adjustments for derivatives:
Net losses (gains)	6,891	34,349	(24,248)	(71,914)
Realized commodity settlements, net	18,542	45,721	(788)	78,454
Adjustment for special items:
Acquisition, divestiture and strategic transaction costs	525	—	—	525
Organizational restructuring, including severance	1,372	—	—	1,372
Other, net	—	—	228	4

Adjusted EBITDAX	$63,658	$66,788	$86,720	$303,684

Net income (loss) per BOE	$(108.90)	$(42.28)	$20.37	$(17.88)

Adjusted EBITDAX per BOE	$28.48	$29.81	$32.50	$31.62

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”

Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
	(in thousands, except per unit amounts)
General and administrative expenses - direct	$7,810	$7,035	$5,830	$21,219	$17,072
Share-based compensation - equity-classified awards	775	951	1,046	2,582	3,101

GAAP General and administrative expenses	8,585	7,986	6,876	23,801	20,173
Less: Share-based compensation - equity-classified awards	(775)	(951)	(1,046)	(2,582)	(3,101)
Significant special charges:
Acquisition, divestiture and strategic transaction costs	(525)	—	—	(525)	(800)
Organizational restructuring, including severance	(1,372)	—	—	(1,372)	—

Adjusted cash-based general and administrative expenses	$5,913	$7,035	$5,830	$19,322	$16,272

GAAP General and administrative expenses per BOE	$3.84	$3.56	$2.58	$3.45	$2.72

Adjusted cash general and administrative expenses per BOE	$2.65	$3.14	$2.18	$2.80	$2.19

Definition and Explanation of Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that management believes illustrates our ability to generate cash flows from our business that are available to be returned to our providers of financing capital represented primarily by our debt holders as we do not currently have a dividend or share repurchase program. We present Free Cash Flow as the excess (deficiency) of Discretionary cash flow over Capital additions, net. Discretionary cash flow is defined as Adjusted EBITDAX (non-GAAP measure defined and reconciled to GAAP net income above) less interest expense and debt issue costs and adjustments for income taxes (paid) refunded and changes for working capital. Capital additions represent our committed capital expenditure and acquisition transactions, net of any proceeds from the sales or disposition of assets. Free Cash Flow is also defined as net cash provided by operating activities less net cash used in investing activities and debt issuance costs paid, plus other, net. We believe Free Cash Flow is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies in many industries. Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity.

	Three Months Ended	Nine Months Ended	Twelve Months Ended
	September 30, 2020	September 30, 2020	September 30, 2020
	(in thousands)
GAAP Net cash provided by operating activities	$60,828	$189,723	$265,704
GAAP Net cash used in investing activities	(26,183)	(138,927)	(210,497)
Debt issuance costs paid	(6)	(78)	(78)
Other, net	$(1,068)	$—	$—

Non-GAAP Free cash flow	$33,571	$50,718	$55,129

Adjusted EBITDAX, as reported	$63,658	$208,938	$303,684
Interest expense, as reported, less non-cash interest	(7,375)	(22,944)	(31,577)
Income taxes refunded	—	2,471	4,942
Debt issue costs paid	(6)	(78)	(78)
Working capital and other, net	(14,665)	(39,772)	(60,283)

Discretionary cash flow	41,612	148,615	216,688

Capital expenditures, as reported	(8,042)	(97,981)	(162,604)
Proceeds from asset sales	1	84	84
Sales and use tax refunds applied to capital additions	—	—	961

Capital additions, net	(8,041)	(97,897)	(161,559)

Non-GAAP Free cash flow	$33,571	$50,718	$55,129

Net debt at beginning of period	$537,455	$554,602	$559,013
Less: Net debt at end of period	(503,884)	(503,884)	(503,884)

Non-GAAP Free cash flow	$33,571	$50,718	$55,129

Net Debt

Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that is defined as total principal amount of long-term debt less cash and cash equivalents. The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
Credit Facility	$324,400	$359,400	$362,400	$370,400
Second lien term loan, excluding unamortized discount and issue costs	200,000	200,000	200,000	200,000
Cash and cash equivalents	(20,516)	(21,945)	(7,798)	(11,387)

Net Debt	$503,884	$537,455	$554,602	$559,013

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: invest@pennvirginia.com

Third Quarter 2020 Earnings Presentation November 6, 2020 Exhibit 99.2

Forward-Looking and Cautionary Statements This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Penn Virginia expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, (1) Penn Virginia’s future production and capital expenditures, its ability to maintain low cost structure, the impact of Gulf Coast pricing, the benefits of its hedge positions and resumption of the drilling program, and its ability to manage leverage and operate within cash flow, and (2) statements regarding the transactions with Juniper described herein (the “Transaction”) and pro forma descriptions of the post-Transaction company and its operations, integration, debt levels, acreage, well performance, development plans, per unit costs, ability to maintain production within cash flow, production, cash flows, synergies, opportunities and anticipated future performance. Pro forma information should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; the ability to successfully integrate the assets to be acquired in the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the contribution agreements related to the Transaction; the possibility that shareholders of Penn Virginia may not approve the issuance of equity in the Transaction or there may be a delay in receiving expected shareholder approval; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Penn Virginia’s common stock; the risk that changes in Penn Virginia’s capital structure and governance, including its status as a controlled company, could have adverse effects on the market value of its securities; the ability of Penn Virginia to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers and on Penn Virginia’s operating results and business generally; the risk the pending Transaction could distract management from ongoing business operations or cause Penn Virginia to incur substantial costs; the risk that the expanded acreage footprint does not allow for longer laterals, lower per unit operating expenses, and increased number of wells per pad as expected; the ability of Penn Virginia to develop drilling locations, which do not represent oil and gas reserves, into production or proved reserves; the risk that Penn Virginia may be unable to reduce expenses or access financing or liquidity; the risk that the Company does not realize expected benefits of its hedges; the impact of the COVID-19 pandemic, the related economic downturn and the related substantial decline in demand for oil and natural gas; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Penn Virginia’s control, including those detailed in Penn Virginia’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on Penn Virginia’s website at www.pennvirginia.com and on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. All forward-looking statements are based on assumptions that Penn Virginia believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Penn Virginia undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Additional Information and Where to Find It In connection with the Transaction, Penn Virginia will file a proxy statement and other documents with the SEC. Investors and security holders are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information regarding the Transaction. A definitive proxy statement will be sent to shareholders of Penn Virginia relating to the approval of, among other things, the issuance of Penn Virginia equity securities in the Transaction. This communication is not a substitute for any proxy statement or any other document which Penn Virginia may file with the SEC in connection with the proposed Transaction. INVESTORS AND SECURITY HOLDERS OF PENN VIRGINIA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Penn Virginia with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) and such other documents relating to Penn Virginia may also be obtained free-of-charge by directing a request to Penn Virginia, Attn: Clay Jeansonne, 16285 Park Ten Place, Suite 500, Houston, TX 77084, or from Penn Virginia’s website, www.pennvirginia.com. Penn Virginia and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement when it is filed with the SEC. Information about Penn Virginia’s executive officers and directors can be found in the above-referenced proxy statement when it becomes available and in Penn Virginia’s proxy statement relating to its 2020 Annual Meeting of Shareholders filed with the SEC on April 7, 2020 and Penn Virginia’s Current Report on Form 8-K filed with the SEC on August 21, 2020. Definitions Proved reserves are those quantities of oil and gas which, by analysis of geosciences and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulation before the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether the estimate is a deterministic estimate or probabilistic estimate. Proved developed reserves are proved reserves that can be expected to be recovered: (a) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared with the cost of a new well; or (b) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is means not involving a well. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves, but which are as likely than not to be recoverable (there should be at least a 50% probability that the quantities actually recovered will equal or exceed the proved plus probable reserve estimates). Possible reserves are those additional reserves that are less certain to be recoverable than probable reserves (there should be at least a 10% probability that the total quantities actually recovered will equal or exceed the proved plus probable plus possible reserve estimates). Estimated ultimate recovery (EUR) is the sum of reserves remaining as of a given date and cumulative production as of that date. EUR is a measure that by its nature is more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly is less certain. Cautionary Statements The estimates and guidance presented in this presentation, including those regarding inventory of drilling locations and expected free cash flow, are based on assumptions of capital expenditure levels, prices for oil, natural gas and NGLs, current indications of supply and demand for oil, well results and operating costs. The guidance, estimates and type curves provided or used in this presentation do not constitute any form of guarantee or assurance that the matters indicated will be achieved. Statements regarding inventory are based on current information, assumptions regarding well costs, the drilling program and economics and are subject to material change. The number of locations shown as being in the Company’s current estimated inventory is not a guarantee of the number of wells that will actually be drilled and completed or the results or return that will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, operational and regulatory risks and uncertainties and are subject to material revision. Actual results may differ materially from estimates and guidance. Reconciliation of Non‐GAAP Financial Measures This presentation contains references to certain non‐GAAP financial measures. Reconciliations between GAAP and non‐GAAP financial measures are available in the appendix to this presentation. The non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results.

Transformational Equity Investment from Juniper Capital Completely restructures balance sheet, adding substantial equity and reducing debt ü Gonzales Lavaca De Witt Fayette TEXAS Lavaca Fayette TX No Significant Near-Term Maturities Increase in Size and Scale Premier Oil and Gas Asset Base Prudent Risk Management Low Leverage / Strong Liquidity Increases scale, cash flow and drilling inventory with synergistic bolt-on assets ü Creates a “Basin Leader” positioned to demonstrate asset quality with proven geology ü Leadership team and board committed to improved operations, low costs and prudent risk management ü For more information on the Juniper Transaction please see the press release and presentation dated November 3, 2020.

Transaction Overview Transformative Transaction Creates Well Positioned Company (1) Juniper Capital’s ownership will be effected through an “Up-C” structure, which allows for tax efficient distributions in the future. Ownership Juniper Capital, an experienced upstream-focused private equity firm, will own equity of ~59% of the Company, pro forma for the transaction(1) in exchange for: a cash investment of $150 MM at $8.75 per share, a 13% premium; and a contribution of O&G assets valued at ~$38.4 MM Governance Board of directors immediately following the closing will include the CEO, the current independent Penn Virginia directors and five directors to be nominated by Juniper Capital Penn Virginia’s current CEO, Darrin Henke, and senior management team will remain in place immediately following the transaction Leadership Subject to the satisfaction of customary closing conditions, including requisite shareholder and regulatory approvals as well as approval under the Company’s credit facility Transaction expected to close Q1 2021 Approval & Timing No Significant Near-Term Maturities Increase in Size and Scale Premier Oil and Gas Asset Base Prudent Risk Management Low Leverage / Strong Liquidity

PVAC Investment Thesis Ability to Generate Free Cash Flow Expect to be Free Cash Flow Positive for Full Year 2020(1) Free cash flow is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this presentation. Highly Weighted to Oil Low Cos t / High Margin Strong Hedge Position Low Leverage

Company Overview 98,300 gross (86,200 net) acres(1) in Gonzales, Fayette, Lavaca and DeWitt counties; 99% Operated; 93% HBP Sales: 76% oil / 90% liquids(2); access to LLS/MEH markets High adjusted EBITDAX(3) margins Robust Hedge Book to Help Mitigate Commodity Price Volatility Generating Free Cash Flow(3) Eagle Ford Net Acreage: 86,200(1) (93% HBP) Houston (HQ) Condensate Oil Gas As of September 30, 2020. For the third quarter 2020. Adjusted EBITDAX and Free Cash Flow are non-GAAP financial measures that are defined and reconciled in the appendix of this presentation.

3Q 2020 Highlights Includes Realized Hedge Gains. These non-GAAP financial measures are defined and reconciled in the appendix of this presentation. Note: Leverage Ratio is defined as Net Debt to LTM Adjusted EBITDAX. Net Debt and Adjust EBITDAX are non-GAAP measures defined and reconciled in the Appendix. $MM Adjusted EBITDAX Leverage Ratio Generated Free Cash Flow for 3Q'20(2) Strong Realized Oil Price Bbl Realized Hedge Gains Total Sales BOPD BOEPD Oil Total Oil Sales Adjusted Direct Operating Expenses per BOE Significant Adjusted Net Income per Share and FCF $1.14(2) $33.6(2) 3Q'20 FCF 3Q'20 $MM

Well Positioned in Oil Window of the Eagle Ford We Believe PVAC Is One of The Oiliest Small Caps of Its Peers BOPD Low Cost/ High Margin Low Leverage Ability to Generate Free Cash Flow Strong Hedge Position Highly Weighted to Oil Due to Production & Activity Curtailment

Gulf Coast Advantage – Selling into MEH Market

PENN VIRGINIA CORPORATION

Highly Weighted to Oil → Low Cost/ High Margin → Strong Hedge Position → Low Leverage → Ability to Generate Free Cash Flow

MEH – Premium Over WTI and Midland Prices

- 3Q 2020 Sales: 90% Liquids; 76% Oil
- Receives MEH Pricing, Premium Over WTI and Midland
- Realized $48.28 per Barrel in 3Q 2020. Includes $10.89 per Barrel of Realized Hedge Gains
- Blended Oil Yields ~44 Degree API Gravity

3Q 2020 Sales Mix

Production Mix



10%
76%
14%
Oil
NGLs
Natural Gas

LLS vs. WTI vs. MEH and Midland Pricing



$2
$1
$0
-$1
Jul '20
Aug '20
Sep '20
LLS $1.28
MEH $0.65
Mid $0.04
WTI

9

Low Operating Expense



Highly Weighted to Oil
Low Cost/ High Margin
Strong Hedge Position
Low Leverage
Ability to Generate Free Cash Flow

- 3Q'20 LOE per BOE declined by ~36% from 2017
- 3Q'20 Adjusted Cash G&A[1] per BOE declined by ~24% from 2017

Focused on Costs



$14.40
$11.99
$11.36
$11.71
$10.87
$10.88
Decreased by ~24%
2017
2018
2019
1Q'20
2Q'20
3Q'20

Adjusted Direct Operating Expenses per BOE[1][2]

1) Adjusted Cash G&A per BOE and Adjusted Direct Operating Expenses per BOE are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this presentation.
2) Adjusted Direct Operating Expenses per BOE is comprised of the sum of (Lease Operating Expense + GPT Expense + Adjusted Cash G&A Expense[1] + Production and Ad Valorem Taxes)/Total Production.

10

Strong Margin Note: Margin = Adjusted EBITDAX per BOE/WTI Price. Adjusted EBITDAX per BOE is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this presentation. MEH Pricing and Low Cost Structure Yield Strong Margins WTI Price Margin/WTI Low Cost/ High Margin Low Leverage Ability to Generate Free Cash Flow Strong Hedge Position Highly Weighted to Oil $28.00 Greater than 100% due to significant realized hedge gains High Adjusted EBITDAX per BOE(1)

Strong Oil Hedge Position Oil Barrels Per Day Mitigating Commodity Price Volatility Through Proactive Hedging Program Note: As of November 2, 2020. 0.35 million barrels (“MMBbls”) of 4Q’20 oil volumes are subjected to sold put options with a strike price of $43.55 per Bbls and 2.65 MMBbls of 2021 oil volumes are subjected to sold put options with an average strike price of approximately $36.74 per Bbls. See appendix for more detail. $46.29 - $54.08 $44.50 - $53.53 $55.92 $55.89 $45.54 $40.67 - $53.50 Low Cost/ High Margin Low Leverage Ability to Generate Free Cash Flow Strong Hedge Position Highly Weighted to Oil $40.67 - $53.50 $55.89 Collar (WTI) Swap (WTI) Basis Swap (MEH-WTI) Put (WTI) Basis Swap (WTI CMA Roll) $45.54 $40.00 - $50.00 4Q'21 3Q'21 1Q'21 2Q'21 4Q'20 1Q'22 1Q'23 2Q'22 3Q'22 4Q'22 2Q'23

Low Leverage Pro forma for acquisitions and divestitures. Leverage Ratio is defined as Net Debt to LTM Adjusted EBITDAX. Net Debt and Adjust EBITDAX are non-GAAP measures defined and reconciled in the Appendix of this presentation. Leverage Ratio(2) Low Cost/ High Margin Low Leverage Ability to Generate Free Cash Flow Strong Hedge Position Highly Weighted to Oil

Investment Thesis Highly Weighted to Oil Low Cost/ High Margin Strong Hedge Position Low Leverage Ability to Generate Free Cash Flow

Appendix

Commodity Hedge Summary – Quarterly(1)

PENN VIRGINIA CORPORATION

	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	1Q'22	2Q'22	3Q'22	4Q'22	1Q'23	2Q'23
Hedges											
WTI Swaps (BO/d)	11,261	3,333	3,297	815	815	–	–	–	–	–	–
WTI Average Fixed Price ($/Bbl)	$55.92	$55.89	$55.89	$45.54	$45.54	–	–	–	–	–	–
WTI Collars (BO/d)	2,543	8,889	6,593	4,891	4,891	417	412	408	408	417	412
WTI Average Purchased Put ($/Bbl)	$46.29	$43.38	$44.50	$40.67	$40.67	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00
WTI Average Sold Call ($/Bbl)	$54.08	$50.93	$53.53	$53.50	$53.50	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00
WTI Purchased Puts (BO/d)	1,087	–	–	–	–	–	–	–	–	–	–
WTI Average Purchased Put ($/Bbl)	$40.50	–	–	–	–	–	–	–	–	–	–
WTI Purchased Puts (BO/d)	1,630	–	–	–	–	–	–	–	–	–	–
WTI Average Purchased Put ($/Bbl)	$40.00	–	–	–	–	–	–	–	–	–	–
WTI Sold Puts (BO/d)	3,783	6,111	11,538	5,707	5,707	–	–	–	–	–	–
WTI Average Sold Put ($/Bbl)	$43.55	$39.41	$36.93	$35.14	$35.14	–	–	–	–	–	–
MEH-WTI Basis Swaps (BO/d)	7,435	–	–	–	–	–	–	–	–	–	–
MEH-WTI Average Fixed Basis Price ($/Bbl)	$1.20	–	–	–	–	–	–	–	–	–	–
WTI CMA Roll Basis Swaps (BO/d)	6,522	–	–	–	–	–	–	–	–	–	–
WTI CMA Roll Average Fixed Price ($/Bbl)	($0.49)	–	–	–	–	–	–	–	–	–	–
HH Collars (MMBtu/d)	12,804	10,000	9,890	9,783	9,783	–	–	–	–	–	–
HH Average Purchased Put ($/MMBtu)	$2.000	$2.607	$2.607	$2.607	$2.607	–	–	–	–	–	–
HH Average Sold Call ($/MMBtu)	$2.207	$3.117	$3.117	$3.117	$3.117	–	–	–	–	–	–
HH Sold Puts (MMBtu/d)	–	6,667	6,593	6,522	6,522	–	–	–	–	–	–
HH Average Sold Put Strike ($/MMBtu)	–	$2.000	$2.000	$2.000	$2.000	–	–	–	–	–	–

1) As of November 2, 2020.

16

Reconciliation of GAAP "Net Income" to Non-GAAP "Adjusted Net Income“ Reconciliation of GAAP “Net loss to Non-GAAP “Adjusted Net Income” Adjusted net income is a non-GAAP financial measure that represents net loss adjusted to include net realized settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, impairment of oil and gas properties, acquisition, divestiture and strategic transaction costs, organizational restructuring, including severance, other net items and income tax effect of adjustments. We believe that Non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income non-GAAP is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net loss. 3Q'20 (in thousands, except per share amounts) Net loss   $ (243,413) Adjustments for derivatives: Net losses   6,891 Realized settlements, net 17,623 Impairment of oil and gas properties   235,989 Acquisition, divestiture and strategic transaction costs 525 Organizational restructuring, including severance   1,372 Income tax effect of adjustments (1,669) Non-GAAP Adjusted net income   $ 17,318 Net loss, per diluted share $ (16.03) Non-GAAP Adjusted net income, per diluted share   $ 1.14

Reconciliation of GAAP "Net Income" to Non-GAAP "Adjusted EBITDAX“

PENN VIRGINIA CORPORATION

Reconciliation of GAAP "Net income (loss)" to Non-GAAP "Adjusted EBITDAX"

Adjusted EBITDAX represents net income (loss) before interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, divestiture, and strategic transaction costs, organizational restructuring, including severance, and other items. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia's results as reported under GAAP.

							Year Ended December 31,		
	3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	2019	2018	2017
	(in thousands, except per BOE amounts)								
Net income (loss)	$ (243,413)	$ (94,715)	$ 163,094	$ 3,299	$ 54,362	$ 51,625	$ 70,589	$ 224,785	$ 32,662
Adjustments to reconcile to Adjusted EBITDAX:									
Interest expense, net	7,497	8,536	8,180	8,541	8,736	9,056	35,811	26,462	6,392
Income tax (benefit) expense	(1,558)	(690)	1,138	401	942	818	2,137	523	(4,943)
Impairments of oil and gas properties	235,989	35,509	-	-	-	-	-	-	-
Depreciation, depletion and amortization	37,038	37,135	40,718	44,882	46,519	44,298	174,569	127,961	48,649
Share-based compensation expense (equity-classified)	775	951	856	981	1,046	1,017	4,082	4,618	3,809
(Gain) loss on sales of assets, net	-	(8)	(6)	113	(77)	(16)	(5)	177	36
Adjustments for derivatives:									
Net losses (gains)	6,891	34,349	(151,119)	37,965	(24,248)	(13,603)	68,131	(37,427)	17,819
Realized commodity settlements net	18,542	45,721	15,631	(1,440)	(788)	(6,584)	(10,501)	(42,447)	(4,175)
Adjustment for special items:									
Acquisition, divestiture and strategic transaction costs	525	-	-	-	-	76	800	3,960	1,340
Organizational restructuring, including severance	1,372	-	-	-	-	-	-	-	-
Executive retirement costs	-	-	-	-	-	-	-	250	-
Other, net	-	-	-	4	228	-	232	(193)	-
Reorganization items, net	-	-	-	-	-	-	-	(3,322)	
Restructuring expenses	-	-	-	-	-	-	-	-	(20)
Adjusted EBITDAX	$ 63,658	$ 66,788	$ 78,492	$ 94,746	$ 86,720	$ 86,687	$ 345,845	$ 305,347	$ 101,569
Net income (loss) per BOE	$ (108.90)	$ (42.28)	$ 67.02	$ 1.22	$ 20.37	$ 20.37	$ 6.97	$ 28.30	$ 8.64
Adjusted EBITDAX per BOE	$ 28.48	$ 29.81	$ 32.26	$ 35.13	$ 32.50	$ 34.21	$ 34.17	$ 38.44	$ 26.88

18

Reconciliation of GAAP "Operating expenses" to Non-GAAP "Adjusted Direct Operating Expenses and Adjusted Direct Operating Expenses per BOE"

PENN VIRGINIA CORPORATION

Reconciliation of GAAP "Operating Expenses" to Non-GAAP "Adjusted Direct Operating Expenses and Adjusted Direct Operating Expenses per BOE"

Adjusted direct operating expenses and adjusted direct operating expenses per BOE are a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per BOE is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

				Year Ended December 31,		
	3Q'20	2Q'20	1Q'20	2019	2018	2017
	(in thousands, except per BOE amounts)					
Operating expenses - GAAP	$ 300,015	$ 97,947	$ 70,078	$ 294,395	$ 232,077	$ 108,182
Less:						
Share-based compensation - equity-classified awards	(775)	(951)	(856)	(4,082)	(4,618)	(3,809)
Impairments of oil and gas properties	(235,989)	(35,509)	-			
Depreciation, depletion and amortization	(37,038)	(37,135)	(40,718)	(174,569)	(127,961)	(48,649)
Total cash direct operating expenses	26,213	24,352	28,504	115,744	99,498	55,724
Significant special charges:						
Acquisition, divestiture and strategic transaction costs	(525)	-	-	(800)	(3,960)	(1,340)
Organizational restructuring, including severance	(1,372)	-	-	-	-	-
Executive retirement costs	-	-	-	-	(250)	-
Restructuring expenses	-	-	-	-	-	20
Non-GAAP Adjusted direct operating expenses	$ 24,316	$ 24,352	$ 28,504	$ 114,944	$ 95,288	$ 54,404
Total cash direct operating expenses per BOE	$ 11.73	$ 10.87	$ 11.71	$ 11.44	$ 12.52	$ 14.75
Operating expenses per BOE	$ 134.22	$ 43.72	$ 28.80	$ 29.09	$ 29.21	$ 28.63
Non-GAAP Adjusted direct operating expenses per BOE	$ 10.88	$ 10.87	$ 11.71	$ 11.36	$ 11.99	$ 14.40

19

Reconciliation of GAAP "General and Administrative Expenses" to Non-GAAP "Adjusted Cash General and Administrative Expenses" Reconciliation of GAAP “General and Administrative Expenses” to Non-GAAP “Adjusted Cash General and Administrative Expenses” Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period. Year Ended December 31, 3Q'20 2Q'20 2Q'20 3Q'19 2017 (in thousands, except per BOE amounts) General and administrative expenses - direct   $ 7,810   $ 7,035   $ 6,374   $ 5,830   $ 14,392 Share-based compensation - equity-classified awards 775 951 856 1,046 3,809 GAAP General and administrative expenses   8,585   7,986   7,230   6,876   18,201 Less: Share-based compensation - equity-classified awards (775) (951) (856) (1,046) (3,809) Significant special charges: Acquisition, divestiture and strategic transaction costs   (525)   -   -   -   (1,340) Organizational restructuring, including severance (1,372) - - - - Restructuring expenses   -   -   -   -   20 Non-GAAP Adjusted cash general and administrative expenses $ 5,913 $ 7,035 $ 6,374 $ 5,830 $ 13,072 GAAP General and administrative expenses per BOE   $ 3.84   $ 3.56   $ 2.97   $ 2.58   $ 4.82 Non-GAAP Adjusted cash general and administrative expenses per BOE $ 2.65 $ 3.14 $ 2.62 $ 2.18 $ 3.46

Non-GAAP Reconciliation – Free Cash Flow (“FCF”) Free Cash Flow is a non-GAAP financial measure that management believes illustrates our ability to generate cash flows from our business that are available to be returned to our providers of financing capital represented primarily by our debt holders as we do not currently have a dividend or share repurchase program. We present Free Cash Flow as the excess (deficiency) of Discretionary cash flow over Capital additions, net. Discretionary cash flow is defined as Adjusted EBITDAX (non-GAAP measure defined and reconciled to GAAP net income above) less interest expense and debt issue costs and adjustments for income taxes (paid) refunded and changes for working capital. Capital additions represent our committed capital expenditure and acquisition transactions, net of any proceeds from the sales or disposition of assets. Free Cash Flow is also defined as net cash provided by operating activities less net cash used in investing activities and debt issuance costs paid, plus other, net. We believe Free Cash Flow is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies in many industries. Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity. Definition and Explanation of Free Cash Flow Three Months Ended Nine Months Ended Twelve Months Ended September 30, 2020 September 30, 2020 September 30, 2020 (in thousands) GAAP Net cash provided by operating activities   $ 60,828   $ 189,723   $ 265,704 GAAP Net cash used in investing activities (26,183) (138,927) (210,497) Debt issuance costs paid   (6)   (78)   (78) Other, net (1,068) - - Non-GAAP Free cash flow   $ 33,571   $ 50,718   $ 55,129 Adjusted EBITDAX, as reported   $ 63,658   $ 208,938   $ 303,684 Interest expense, as reported, less non-cash interest (7,375) (22,944) (31,577) Income taxes refunded   -   2,471   4,942 Debt issue costs paid (6) (78) (78) Working capital and other, net   (14,665)   (39,772)   (60,283) Discretionary cash flows 41,612 148,615 216,688 Capital expenditures, as reported   (8,042)   (97,981)   (162,604) Proceeds from asset sales 1 84 84 Sales and use tax refunds applied to capital additions   -   -   961 Capital additions, net (8,041) (97,897) (161,559) Non-GAAP Free cash flow   $ 33,571   $ 50,718   $ 55,129 Net Debt at beginning of period   $ 537,455   $ 554,602   $ 559,013 Less: Net debt at end of period (503,884) (503,884) (503,884) Non-GAAP Free cash flow   $ 33,571   $ 50,718   $ 55,129

Definition of Net Debt Net Debt Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that is defined as total principal amount of long-term debt less cash and cash equivalents. The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness. December 31, September 30, 2020 June 30, 2020 December 31, 2019 September 30, 2019 2019 2018 2017 Credit Facility     $ 324,400   $ 359,400   $ 362,400   $ 370,400   $ 362,400   $ 321,000   $ 77,000 Second Lien term loan, excludes unamortized discount and issue costs 200,000 200,000 200,000 200,000 200,000 200,000 200,000 Cash and cash equivalents     (20,516)   (21,945)   (7,798)   (11,387)   (7,798)   (17,864)   (11,017) Net Debt $ 503,884 $ 537,455 $ 554,602 $ 559,013 $ 554,602 $ 503,136 $ 265,983